February 20, 1997

  Via the EDGAR System

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Re: First of America Bank Corporation; Preliminary Proxy Materials

  Greetings:

  First of America Bank Corporation ("First of America") transmits for filing pursuant to Rule 14a-6(a) preliminary copies of the materials to be sent to First of America's shareholders in connection with the solicitation of proxies for its annual meeting of shareholders called for April 16, 1997. The soliciting materials include the following: (1) the Notice of the meeting; (2) the Proxy Statement; and (3) the form of Proxy. The annual meeting and solicitation of proxies relate the election of four directors, approval of an amendment to First of America's Restated Articles of Incorporation to increase the number of authorized shares of common stock, approval of a director stock compensation plan, and ratification of the selection of independent auditors.

  Pursuant to Rule 14a-6(i)(2), no fling fee is required. First of America intends to release definitive proxy materials to its shareholders on approximately March 17, 1997. First of America has authorized David E. Riggs, of Howard & Howard Attorneys, P.C. (telephone 616-382-8771, fax 616-382-1568) to receive any comments of the Commission's staff on the preliminary proxy materials.

  Sincerely,



  Jennifer D. Cox
  Senior Vice President-Accounting Division



               SCHEDULE 14A--INFORMATION REQUIRED IN PROXY
                               STATEMENT

                         SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934
                           (Amendment No.  )

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
  [X] Preliminary Proxy Statement
  [ ] Confidential, for use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
  [ ] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    FIRST OF AMERICA BANK CORPORATION
             (Name of Registrant as Specified in its Charter)


                (Name of Person(s) Filing Proxy Statement,
                      if other than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
      and 0-11
      (1)  Title of each class of securities to which transaction applies:
      ...............................................................
      (2)  Aggregate number of securities to which transaction
           applies:
      ...............................................................
      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      ...............................................................
      (5)  Total fee paid:
      ...............................................................
  [ ] Fee paid previously with preliminary materials.
  [ ] Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
      Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      ...............................................................
      (2)  Form, Schedule or Registration Statement No.:
      ...............................................................
      (3)  Filing Party:
      ...............................................................
      (4)  Date Filed:
      ...............................................................


                            BANK CORPORATION
                          211 South Rose Street
                       Kalamazoo, Michigan  49007
                             (616) 376-9000


                  NOTICE OF ANNUAL SHAREHOLDERS MEETING
                             April 16, 1997


  To:  The Shareholders
       First of America Bank Corporation

       The Annual Meeting of Shareholders of First of America Bank Corporation, a Michigan Corporation, will be held at the Fetzer Business Development Center, Western Michigan University, Wilbur Street and Marion Avenue, Kalamazoo, Michigan on Wednesday, April 16, 1997 at 9:00 a.m. (Kalamazoo time). A form of Proxy and Proxy Statement for the meeting are furnished herewith. The purpose of the meeting is to consider and vote on the following matters:

       (1) Election of four Directors to serve until the 2000
           Annual Meeting of Shareholders and until their successors have been elected and qualified.

       (2) Approval of an increase in the number of shares of authorized Common Stock of First of America Bank
           Corporation to 200,000,000 from 100,000,000.

       (3) Approval of the First of America Bank Corporation
           Director Stock Compensation Plan.

       (4) Ratification of the selection of KPMG Peat Marwick
           LLP, Certified Public Accountants, as independent auditors for First of America.

       (5) Such other business as may properly come before the meeting or any adjournment thereof.

       The Board of Directors has fixed the close of business on February 24, 1997, as the record date for determination of common shareholders entitled to notice of and to vote at the meeting.

       IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                By Order of the Board of Directors,



                                Richard V. Washburn
                                Senior Vice President and Secretary


  Date:  ______________, 1997
  Kalamazoo, Michigan



  FIRST OF AMERICA BANK CORPORATION
  211 South Rose Street
  Kalamazoo, Michigan  49007
  (616) 376-9000


  PROXY STATEMENT
  GENERAL INFORMATION

       This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of FIRST OF AMERICA BANK CORPORATION (hereinafter called "First of America" or the "corporation") for use at the Annual Meeting of Shareholders to be held on Wednesday, April 16, 1997 at 9:00 a.m. (Kalamazoo time) at the Fetzer Business Development Center, Western Michigan University, Kalamazoo, Michigan (the "Annual Meeting").

       The cost of solicitation will be borne by First of America. In addition to the use of the mails, proxies may be solicited by directors and persons regularly employed by First of America in person and by telephone. First of America has also engaged Georgeson & Company, Inc. to assist in soliciting proxies for the Annual Meeting. Georgeson's fees, excluding reimbursable out-of-pocket expenses, are estimated to be $7,500 and will be paid by First of America. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of First of America Common Stock.

       Any shareholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised at the Annual Meeting. This Proxy Statement and the enclosed form of Proxy were first sent to shareholders on March ______, 1997.

       Common shareholders of record at the close of business on February 24, 1997 are entitled to notice of and to vote at the Annual Meeting. Each common share is entitled to one vote on each matter presented.

       For shareholders participating in the Shareholders Investment Plan, First of America's dividend reinvestment plan, First of America Bank-Michigan, N.A., the Plan Administrator, will vote any shares that it holds for a participant's account in accordance with the proxy returned by the participant to First of America with respect to the other shares of First of America which the participant holds of record.


                        PRINCIPAL SHAREHOLDERS

       As of the close of business on February 3, 1997, there were 59,863,058 shares of common stock of First of America, par value $10 per share ("First of America Common Stock" or "common shares"), outstanding and entitled to vote at the Annual Meeting.

  The following table sets forth as of February 20, 1997 the name and address of every person or entity known by First of America to be the beneficial owner of more than 5 percent of First of America's Common Stock, the total number of shares beneficially owned and the percent of class so owned.


                                                  Amount and
                                                  Nature of
                    Name and Address              Beneficial   Percent
  Title of Class    of Beneficial Owner           Ownership    of Class
  --------------    ---------------------------   -----------  ---------
  Common Stock      First of America Bank
                    Corporation,                  3,481,019 *    5.8%
                    Trust Division,
                    211 South Rose
                    Street, Kalamazoo, Michigan

  * The shares are held in various fiduciary capacities by First of America's affiliate banks and trust companies. Messrs. Chormann and Daniel Smith, each a director, serve on the Unified Trust Committee of the corporation, which exercises oversight with respect to the trust departments of First of America's affiliate banks and its affiliate trust companies. The amount of the shares shown in which subsidiaries with trust powers have sole voting power is 28,805 shares (0.05% of outstanding common shares), sole investment power is x,xxx,xxx shares (x.xx% of outstanding common shares) and shared investment power is x,xxx,xxx shares (x.xx% of outstanding common shares). There was no shared voting power.


                      (1)  ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with the directors in each class being elected for a term of three years and until successors are duly elected and qualified and with one class standing for election each year. At the Annual Meeting, four directors will be elected for terms ending with the annual meeting of shareholders in 2000.

     Except as otherwise specified in the proxy, proxies will be voted for election of the four nominees named below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board of Directors. However, First of America's management now knows of no reason to anticipate that this will occur. Directors are elected by a plurality of the votes cast, whether in person or by proxy, by holders of First of America Common Stock at the Annual Meeting, provided a quorum (a majority of the shares entitled to be voted at the Annual Meeting) is present or represented. Thus, the four nominees for election as directors who receive the greatest number of votes cast will be elected directors. Consequently, shares not voted, whether by the withholding of authority or otherwise, have no effect on the election of directors. Nevertheless, if a proxy is returned for such shares or they are represented in person at the Annual Meeting, it will be counted toward the establishment of a quorum.

     Nominees for election and other current directors are listed below. Also shown for each nominee and each other current director is his or her age, principal occupation for the last five or more years and other major affiliations, Board of Directors committee service and shares of First of America Common Stock beneficially owned as of February 3, 1997. As of that date, none of these persons beneficially owned one percent or more of the outstanding shares. The information that follows is based in part on information supplied by these persons.


        NOMINEES FOR DIRECTORS FOR THREE-YEAR TERMS ENDING IN 2000

     Jon E. Barfield, age 45, is Chairman and Chief Executive Officer of Bartech, Inc., a provider of contract employment and related staffing services, in Livonia, Michigan. He is a director of Tecumseh Products Company, Tecumseh, Michigan. Mr. Barfield became a director of First of America in August 1993. He serves on the Audit and Public Policy Committees. Mr. Barfield beneficially owns 3,724 shares of First of America Common Stock. Additionally, Mr. Barfield has an account in the First of America Bank Corporation Director Deferred Compensation Plan (the "Deferral Plan"), the earnings of which are determined as if deferred fees and credited earnings were invested in First of America Common Stock. His account, which is payable to him only in cash, includes the current equivalent value of 963 common shares.

     Richard F. Chormann, age 59. On May 1, 1996, Mr. Chormann was named Chairman, President and Chief Executive Officer of First of America. He has been employed by First of America and its predecessor since 1958. Mr. Chormann became a director of First of America in 1984 and serves on the Executive and Public Policy Committees of the Board and on First of America's Unified Trust Committee. He beneficially owns 107,519 shares of First of America Common Stock, which includes 92,350 shares covered by currently exercisable options granted under the Restated First of America Bank Corporation 1987 Stock Option Plan ("1987 Stock Option Plan") Mrs. Chormann owns 3,470 common shares of which Mr. Chormann disclaims beneficial ownership. Additionally, Mr. Chormann has an account in a salary deferral savings plan, the earnings on a portion of which are determined as if deferred salary payments and earnings thereon were invested in First of America Common Stock. His account, which is payable to him only in cash, includes the current equivalent value of 29,636 common shares.

     Joel N. Goldberg, age 59, is retired President of Thomas Jewelry Company, Inc. in Pontiac, Michigan, a retail and wholesale jewelry company. Mr. Goldberg became a director of First of America in 1985. He serves on the Audit Committee. He beneficially owns 116,092 shares of First of America Common Stock.

     James S. Ware, age 61, is retired Chairman, President and Chief Executive Officer of Durametallic Corporation, Kalamazoo, Michigan, a manufacturer of seals for industrial machinery. He is a director of the Duriron Company, Inc., Dayton, Ohio. He has been a director of First of America since 1991. He chairs the Nominating and Compensation Committee and serves on the Executive Committee. He beneficially owns 5,388 shares of First of America Common Stock.


       DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS END IN 1998

     John W. Brown, age 62, is Chairman, President and Chief Executive Officer of Stryker Corporation, Kalamazoo, Michigan, a manufacturer of surgical and medical products. Mr. Brown was appointed a director of First of America in 1992. He serves on the Nominating and Compensation Committee. Mr. Brown beneficially owns 3,500 shares of First of America Common Stock.

     Clifford L. Greenwalt, age 64, is President and Chief Executive Officer and a director of CIPSCO Incorporated, a utility holding company. He is also President and Chief Executive Officer of Central Illinois Public Service Company, Springfield, Illinois, a subsidiary of CIPSCO. He is also a director of Central Illinois Public Service Company and Electric Energy, Inc. He became a director of First of America in 1989. He serves on the Audit, Executive, Nominating and Compensation, and Public Policy Committees. Mr. Greenwalt beneficially owns 13,296 shares of First of America Common Stock jointly with Mrs. Greenwalt. Mrs. Greenwalt owns another 4,007 common shares of which Mr. Greenwalt disclaims beneficial ownership. Mr. Greenwalt will be ineligible under the Bylaws to serve as a director after January 31, 1998, and will retire by that date.

     Dorothy A. Johnson, age 56, is President and Chief Executive Officer of the Council of Michigan Foundations, Grand Haven, Michigan, an association of foundations and corporations making charitable contributions. Mrs. Johnson became a director of First of America in 1985. She chairs the Public Policy Committee and serves on the Executive and Nominating and Compensation Committees. She beneficially owns 19,375 shares of First of America Common Stock. Additionally, Ms. Johnson has an account in the Deferral Plan, the earnings of which are determined as if deferred fees and credited earnings were invested in First of America Common Stock. Her account, which is payable to her only in cash, includes the current equivalent value of 1,088 common shares.

     Martha Mayhood Mertz, age 54, is President of Mayhood/Mertz,
  Inc., a commercial real estate development and property management company, in Okemos, Michigan. She became a director of First of America in August 1993. Ms. Mertz serves on the Audit and the Nominating and Compensation Committees. She beneficially owns 2,332 shares of First of America Common Stock. Additionally, Ms. Mertz has an account in the Deferral Plan, the earnings of which are determined as if deferred fees and credited earnings were invested in First of America Common Stock. Her account, which is payable to her only in cash, includes the current equivalent value of 329 common shares.


       DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS END IN 1999

     Joseph J. Fitzsimmons, age 62, is retired as Vice President of Bell & Howell Company and Chairman and a director of UMI, Inc., Ann Arbor, Michigan, a division of Bell & Howell. Mr. Fitzsimmons is a director of Bartech, Inc. He has been a director of First of America since 1991. He serves on the Nominating and Compensation Committee. He beneficially owns 1,728 shares of First of America Common Stock and 400 shares in a retirement account.

     Robert L. Hetzler, age 51, is President and Chief Executive Officer of Monitor Sugar Company, Bay City, Michigan. Mr. Hetzler became a director of First of America in 1987. He chairs the Audit Committee and serves on the Executive Committee. Mr. Hetzler beneficially owns 900 shares and an additional 6,008 common shares which are held jointly by him and Mrs. Hetzler.

     Daniel R. Smith, age 62, retired as Chairman and Chief Executive Officer of First of America on May 1, 1996. He was previously employed by First of America and its predecessor since 1955. He became a director of First of America in 1982. He serves on the Executive and Public Policy Committees of the Board and on First of America's Unified Trust Committee. Mr. Smith beneficially owns 199,428 shares of First of America Common Stock, which includes 148,950 shares covered by currently exercisable options granted under the 1987 Stock Option Plan. Mrs. Smith owns 796 common shares of which Mr. Smith disclaims beneficial ownership.

     Ley S. Smith, age 62, is Executive Vice President of Pharmacia and Upjohn, Inc.and President, U.S. Pharma Product Center, a manufacturer of pharmaceutical and other products. He was also President and Chief Operating Officer of The Upjohn Company from April 1993 to November 1995, and previously Vice Chairman of The Upjohn Company from January 1991 to April 1993. He is a director of Multimedia Medical Systems. He became a director of First of America in 1996. He serves on the Audit and the Nominating and Compensation Committees. He beneficially owns 1,500 shares of First of America Common Stock. Additionally, Mr. Smith has an account in the Deferral Plan, the earnings of which are determined as if deferred fees and credited earnings were invested in First of America Common Stock. His account, which is payable to him only in cash, includes the current equivalent value of 616 common shares.

     As of February 3, 1997 the directors and executive officers of First of America as a group beneficially owned 833,254 shares or
  1.38 percent of the outstanding shares of First of America Common Stock. This group had sole voting and investment power with respect to 762,680 shares or 1.26 percent of the outstanding First of America Common Stock which includes 489,918 common shares covered by currently exercisable options granted under the 1987 Stock Option Plan and shared voting and investment power with respect to 70,574 shares or 0.12 percent of the outstanding common shares. The shares beneficially owned by William R. Cole, Thomas W. Lambert, David B. Wirt and Donald J. Kenney, Named Executives (as defined below) who are not directors of First of America, were 52,182, 46,373, 55,438 and 42,184, respectively, which includes 38,833, 32,117, 38,217, and 36,150 shares covered by currently exercisable options granted under the 1987 Stock Option Plan. Additionally, certain directors and executive officers have accounts in the Deferral Plan or in a salary deferral savings plan, with a total current equivalent value of 45,547 common shares.


           MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a standing Executive Committee, a standing Audit Committee, and a standing Nominating and Compensation Committee. The Board also has a Public Policy Committee. Directors serve on the committees as indicated in the preceding paragraphs.

     The Executive Committee did not meet during 1996. Its principal function is to exercise all powers and authority of the Board of Directors in the management and affairs of First of America between meetings of the Board of Directors including the right to declare dividends and to authorize the issuance of stock but excluding the power and authority to amend the Articles of Incorporation or Bylaws, to adopt certain agreements of merger or consolidation, to recommend to shareholders the sale of substantially all of First of America's assets or dissolution of the corporation or to fill vacancies on the Board of Directors.

     The Audit Committee met five times during 1996. Its principal functions are to recommend to the full Board the engagement or discharge of the independent auditors, to direct and supervise investigations into matters relating to audit functions, to review with the independent auditors the plan and results of the audit engagement and management's responses, to review the scope, adequacy and results of First of America's internal auditing procedures and to solicit recommendations for improvement, to provide oversight for internal audit and loan review, to review services to be performed by the independent auditors, to review the degree of independence of the auditors, to review the adequacy of First of America's system of internal accounting controls, to provide guidance for the audit committees of affiliate banks, to review with management and the auditors the adequacy of financial disclosures and to provide added assurance on the integrity of the financial information, and to report to the full Board on its actions and findings.

     The Nominating and Compensation Committee met six times during 1996. Its principal function is to approve and recommend to the Board of Directors all executive compensation and benefit programs available to officers and employees of First of America and the executive officers of each affiliate, and the desirability of adopting, amending, or terminating any management compensation or employee benefit plan or program of First of America or any affiliate. The Nominating and Compensation Committee administers First of America's management incentive programs, which include selection of participants and establishment of goals and criteria for awards and other matters (see "Nominating and Compensation Committee Report on Executive Compensation"). The Nominating and Compensation Committee is the administrator of the corporation's stock-based compensation plans and determines the key employees to whom stock grants will be awarded, the number of shares covered by such stock grants, option exercise prices and other matters.

     In addition, the Nominating and Compensation Committee reviews the qualifications and determines the eligibility of and recommends to the Board of Directors individuals who may be appointed by the Board to fill vacancies thereon and individuals who will constitute the nominees of the Board for election by shareholders and considers the performance of incumbent directors in determining whether to
  nominate them for reelection.   It also reviews the qualifications
  and determines the eligibility of persons to serve as directors of First of America's affiliate banks. In addition, this Committee evaluates the performance of top management officers of First of America for purposes of developing and periodically reviewing management succession plans for recommendation to the full Board. The Nominating and Compensation Committee will consider persons recommended by shareholders. Such shareholder recommendations must be in writing setting forth the name, address, principal occupation and qualifications of the proposed nominee and must be delivered or mailed to the chairman or secretary of First of America not later than the close of business on December 31 of any year preceding the year for which nomination is proposed if written proxy solicitation on behalf of the Board of Directors is sought.

     The Public Policy Committee met four times in 1996. Its principal function is to oversee compliance by First of America and its affiliate organizations with the federal Community Reinvestment Act, federal affirmative action requirements and comparable state laws. It also oversees charitable giving by First of America and its affiliate organizations and makes recommendations to the Board with respect to these functions and related matters.

     The Board of Directors met eight times in 1996. All incumbent Directors attended 75 percent or more of the aggregate total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which they served.


                          EXECUTIVE COMPENSATION

     The following information about First of America's method of compensating its executive officers is intended to both comply with the disclosure rules of the Securities and Exchange Commission ("SEC") and provide shareholders with a better understanding of the corporation's objectives, policies and arrangements for executive compensation. The SEC's rules prescribe the format and scope of this summary, but the corporation has endeavored to make it understandable and helpful to shareholders.

  Summary Compensation Table

     The following table presents, for the fiscal years shown, the annual and long-term cash and other compensation paid to, or accrued for, each of First of America's five most highly compensated executive officers, including the two persons serving as chief executive officer during 1996 (the "Named Executives").

   SUMMARY COMPENSATION TABLE

                                                                              Long-Term Compensation
                                            Annual Compensation                        Awards           Payouts

                                                                               Restricted   Securities
                                                                Other Annual     Stock      Underlying    LTIP     All Other
   Name and                              Salary     Bonus       Compensation    Award(s)     Options    Payouts   Compensation
   Principal Position           Year     ($)(1)      ($)           ($)(2)        ($)(3)        (#)        ($)        ($)(4)
   -----------------------      ----     -------   -------      ------------   ----------   ----------  -------   ------------

   Richard F. Chormann(5)       1996     565,400   221,638            -0-             -0-    150,000        -0-       -0-
   Chairman, President and      1995     453,600    44,453            -0-             -0-     20,600     69,758       -0-
   ChiefExecutive Officer       1994     453,600    87,318            -0-             -0-     14,000        -0-       -0-

   Daniel R. Smith(6)           1996     241,442   156,800            -0-             -0-      -0-          -0-   249,369 (7)
   Chairman and Chief           1995     675,000    75,600            -0-             -0-     38,350    121,107       -0-
   Executive Officer            1994     675,000   148,000            -0-             -0-     25,000        -0-       -0-

   William R. Cole              1996     317,000    93,199            -0-             -0-     50,000        -0-       -0-
   Chairman and Chief           1995     305,000    25,620            -0-             -0-     10,400     36,452       -0-
   Executive Officer, First     1994     274,235    76,924            -0-             -0-      7,900        -0-       -0-
   of America Bank -
   Michigan, N.A.

   Thomas W. Lambert            1996     275,000   80,851             -0-             -0-     50,000        -0-       -0-
   Executive Vice President     1995     265,000   22,260             -0-             -0-      9,050     34,261       -0-
   and Chief Financial          1994     265,000   43,725             -0-             -0-     6,900         -0-       -0-
   Officer

   David B. Wirt                1996     275,000   80,851             -0-             -0-     50,000        -0-       -0-
   Executive Vice President     1995     265,000   22,260             -0-             -0-     9,050      34,261       -0-
                                1994     265,000   43,725             -0-             -0-     6,900         -0-       -0-

   Donald J. Kenney             1996     266,500   78,352             -0-             -0-     50,000        -0-       -0-
   Executive Vice President     1995     260,000   21,840             -0-             -0-      8,850     31,253       -0-
                                1994     236,925   39,093             -0-             -0-     6,750         -0-       -0-


  (1)  Deferred compensation is included.
  (2) There were no other significant compensation items required to be disclosed as other annual compensation for the years shown.
  (3) As described more fully under the caption "Long-Term Compensation Plan Awards in Last Fiscal Year," as of December 31, 1996, each of the Named Executives other than Mr. Smith held Performance Share Rights to receive an equivalent number
       of   shares of restricted stock upon the corporation's
       attainment of certain return on equity and efficiency ratio goals. The number of Rights and the value of the related restricted stock (based on the closing price on the New York Stock Exchange as of December 31, 1996) are as follows: Mr. Chormann, 20,000 Rights valued at $1,202,500; Mr. Cole, 6,000 Rights valued at $360,750; Mr. Lambert, 6,000 Rights valued at $360,750; Mr. Wirt, 6,000 Rights valued at $360,750; and Mr.
       Kenney, 6,000 Rights valued at $360,750.
  (4) Except as described for Mr. Smith, the corporation does not provide any other forms of executive compensation.
  (5) Mr. Chormann became Chairman, President and Chief Executive Officer on May 1, 1996, prior to which he was President and Chief Operating Officer.
  (6) Mr. Smith retired as Chairman and Chief Executive Officer on May 1, 1996. He remains a director of the corporation and two of its subsidiaries.
  (7) The amount shown is comprised of (i) $218,269 awarded to Mr. Smith in connection with his retirement, (ii) $14,000 in corporate and affiliate non-employee director's retainer fees, and (iii) $17,100 paid in corporate and affiliate board and committee meeting fees.


  Option Grants in Last Fiscal Year

     The following table presents information concerning the stock options granted to the Named Executives under the First of America Bank Corporation Stock Compensation Plan (the "Employee Stock Compensation Plan") during 1996 and the potential realizable value for the stock options granted based on future market appreciation assumptions.


   OPTION GRANTS IN LAST FISCAL YEAR
                                                                                      Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock
                                                                                      Price Appreciation for Option
                                               Individual Grants                                 Term (1)
                               ---------------------------------------------------  -------------------------------
                               Number of
                               Securities   % of Total
                               Underlying     Options    Exercise or
                                Options     Granted to    Base Price
                                Granted    Employees in     ($/Sh)     Expiration
   Name                          (#)(2)     Fiscal Year      (3)          Date     0% ($)      5% ($)        10% ($)
   -----------------------     ----------  ------------  -----------   ----------  ------      ------        -------

   Richard F. Chormann(4)         150,000           30%        $54.44  10/28/2006    -0-       5,136,000     13,014,000
   Chairman, President and
   Chief Executive Officer

   Daniel R. Smith(5)                 -0-           -0-         --         --         --              --             --
   Chairman and Chief
   Executive Officer

   William R. Cole                 50,000            10         54.44  10/28/2006    -0-       1,712,000      4,338,000
   Chairman and Chief
   Executive Officer, First
   of America Bank -
   Michigan, N.A.

   Thomas W. Lambert               50,000            10         54.44  10/28/2006    -0-       1,712,000      4,338,000
   Executive Vice President
   and Chief Financial
   Officer

   David B. Wirt                   50,000            10         54.44  10/28/2006    -0-       1,712,000      4,338,000
   Executive Vice President

   Donald J. Kenney                50,000            10         54.44  10/28/2006    -0-       1,712,000      4,338,000
   Executive Vice President

   All Shareholders                                                                        2,049,711,000  5,193,719,000

  (1) The potential realizable value is reported net of the option price, but before income taxes associated with exercise. The estimated amounts presented represent assumed annual compounded rates of appreciation from the date of grant through the expiration of the options. Actual gains on exercise, if any, are dependent on the future performance of the corporation's common shares. The 5% and 10% rates of appreciation would result in per share prices of $88.68 and $141.20, respectively. The amounts shown for "All Shareholders" are based on 59,863,058 shares (number of shares outstanding as of February 3, 1997). This presentation is not intended to forecast possible future appreciation of the corporation's common shares.
  (2) Vesting is based on achievement of the stock price targets of $62.50, $75.50 and $85.00. One-third of the stock options vest at each stock price target. All unvested stock options will become vested on October 29, 2003, provided the option holder remains employed on such date. The vested stock options may be exercised at any time after October 29, 1997.
  (3) The exercise price shown represents the average of the high and low prices on the New York Stock Exchange on the grant date.
  (4) Mr. Chormann became Chairman, President and Chief Executive Officer on May 1, 1996, prior to which he was President and Chief Operating Officer.
  (5) Mr. Smith retired as Chairman and Chief Executive Officer on May 1, 1996. He remains a director of the corporation.


  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

       The following table presents information about the exercise during 1996, by the Named Executives, of stock options previously granted under the 1987 Stock Option Plan. Also shown are the number of shares covered by and the estimated value of unexercised options under both the 1987 Stock Option Plan and the Employee Stock Compensation Plan at December 31, 1996.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
   AND FISCAL YEAR-END OPTION VALUES


                                                                        Number of Securities       Value of Unexercised
                                                                       Underlying Unexercised    In-The-Money Options at
                                                                       Options at FY-End (#)            FY-End ($)
                                                                     -------------------------   -------------------------
                                Shares Acquired    Value Realized                                Exercisable/Unexercisable
   Name                         on Exercise (#)         ($)          Exercisable/Unexercisable              (1)
   -----------------------      ---------------    --------------    -------------------------   -------------------------

   S>                                                                                          <C

   Richard F. Chormann (2)            -0-               -0-                92,350 / 168,400      3,082,610 / 1,211,083
   Chairman, President and
   Chief Executive Officer

   Daniel R. Smith(3)               14,000            495,250                 176,150 / -0-         5,247,206 / -0-
   Chairman and Chief
   Executive Officer

   William R. Cole                    -0-               -0-                 38,833 / 59,567       1,241,433 / 472,679
   Chairman and Chief
   Executive Officer, First
   of America Bank -
   Michigan, N.A.

   Thomas W. Lambert                 3,200             69,002               32,117 / 58,333        986,256 / 448,450
   Executive Vice President
   and Chief Financial Officer

   David B. Wirt                      -0-               -0-                 38,217 / 58,333       1,225,444 / 448,450
   Executive Vice President

   Donald J. Kenney                   -0-               -0-                 36,150 / 58,150       1,197,481 / 444,844
   Executive Vice President



  (1) The estimated value of the unexercised option shares was based on the closing price on the New York Stock Exchange on Tuesday, December 31, 1996 of $60.125.
  (2) Mr. Chormann became Chairman, President and Chief Executive Officer on May 1, 1996, prior to which he was President and Chief Operating Officer.
  (3) Mr. Smith retired as Chairman and Chief Executive Officer on May 1, 1996. He remains a director of the corporation.


  Long-Term Compensation Plan Awards in Last Fiscal Year

     The following table reflects: (1) estimated future cash payments under First of America's Long-Term Incentive Compensation Plan based on the Named Executive's target award and the minimum threshold and maximum amounts for the three-year performance cycle beginning January 1, 1996; and (2) performance share rights under the Employee Stock Compensation Plan held by the Named Executive and the threshold and maximum amounts for the performance period between January 1, 1997 and June 30, 1998. Estimated cash payments under the Long-Term Incentive Compensation Plan, reported as the first line for each Named Executive, are contingent upon attaining the corporation's earnings per share performance goals during the performance cycle shown. Restricted stock awards pursuant to performance share rights under the Employee Stock Compensation Plan, reported as the second line for each Named Executive, are contingent upon attaining return on equity and efficiency ratio performance goals during the performance period shown. Both First of America's Long-Term Incentive Compensation Plan and Employee Stock Compensation Plan are more fully described in the Nominating and Compensation Committee Report on Executive Compensation under the captions "Long-Term Incentive Compensation" and "Stock-Based Compensation".



   LONG-TERM INCENTIVE PLAN  - AWARDS IN LAST FISCAL YEAR
                                                                              Estimated Future Payouts
                                                                       Under Non-Stock Price-Based Plan (1)(2)





                                  Number of         Performance
                                   Units or    or Other Period Until      Threshold       Target     Maximum
   Name                          Other Rights   Maturation or Payout     ($) or (#)     ($) or (#)  ($) or (#)
   -----------------------       ------------  ---------------------     -----------    ----------  ----------

   Richard F. Chormann(3)            None        1/1/96 - 12/31/98        $ 52,500       136,080     176,904
   Chairman, President and          20,000        1/1/97 - 6/30/98      6,667 shares      20,000      20,000
   Chief Executive Officer


   Daniel R. Smith(4)                None        1/1/96 - 12/31/98        $  3,889        15,555      20,222
   Chairman and Chief                None                --                    --           --          --
   Executive Officer

   William R. Cole                   None        1/1/96 - 12/31/98        $ 19,813        79,250     103,025
   Chairman and Chief               6,000         1/1/97 - 6/30/98      2,000 shares       6,000       6,000
   Executive Officer
   First of America Bank -
   Michigan, N.A.

   Thomas W. Lambert                 None        1/1/96 - 12/31/98        $ 17,188        68,750      89,375
   Executive Vice President         6,000         1/1/97 - 6/30/98      2,000 shares        6,000       6,000
   and Chief Financial Officer

   David B. Wirt                     None        1/1/96 - 12/31/98        $ 17,188        68,750      89,375
   Executive Vice President         6,000         1/1/97 - 6/30/98      2,000 shares       6,000        6,000

   Donald J. Kenney                  None        1/1/96 - 12/31/98        $ 16,656        66,625      86,613
   Executive Vice President         6,000         1/1/97 - 6/30/98      2,000 shares       6,000       6,000



  (1) In the first line for each Named Executive, the minimum incentive award shown under the column titled "Threshold" represents the estimated payment that would be awarded if 85% achievement of the corporation's internal earnings per share goal is attained for the performance cycle. The "Target" and "Maximum" estimated payments will be awarded if 100% and 120% achievement of the corporation's earnings per share goals are attained for the performance cycle. The estimated future payouts under the threshold, target and maximum award columns were computed based on the Named Executive's 1996 Base salary. Actual incentive payments made, if any, will be determined using the Named Executive's average base salary over the three-year performance cycle.
  (2) In the second line for each Named Executive, amounts shown under the column titled "Number of Units or Other Rights" are the number of Performance Share Rights granted under the Employee Stock Compensation Plan. Based on the particular number of such Rights, the number of shares shown under the column titled "Threshold" represents the restricted stock award that would be made if achievement of the corporation's minimum return on equity and efficiency ratio goals (specified for purposes of the performance share rights held) are attained during the last quarter of the performance cycle. The "Target" (which is also the "Maximum") restricted stock award will be made if achievement of the corporation's targeted return on equity and efficiency ratio goals (specified for purposes of the performance share rights held) are attained for two consecutive quarters, or during the last quarter, of the performance cycle. The estimated Employee Stock Compensation Plan future restricted stock payouts under the threshold, target and maximum award columns were computed based on the number of Rights to receive restricted stock awards granted to the Named Executive in 1996.
  (3) Mr. Chormann became Chairman, President and Chief Executive Officer on May 1, 1996, prior to which he was President and Chief Operating Officer.
  (4) Mr. Smith retired as Chairman and Chief Executive Officer on May 1, 1996. He remains a director of the corporation.


  Retirement Program

       The benefits shown in the table below are the estimated combined annual benefits payable at the normal retirement age of 65 to a participant in the First of America Bank Corporation Employees' Retirement Plan ("Retirement Plan"), a qualified non-contributory defined benefit plan, and First of America's two supplemental retirement plans ("Supplemental Plans"), unfunded non-qualified plans, on a straight life annuity basis before reduction for social security benefits, as further described below.

   PENSION PLAN TABLE

                                       Years of Service
     Remuneration (1)      15       20        25       30       35
     ----------------   -------   -------   -------  -------  -------

        $  200,000       60,000    80,000   100,000  120,000  140,000
        $  300,000       90,000   120,000   150,000  180,000  210,000
        $  400,000      120,000   160,000   200,000  240,000  280,000
        $  500,000      150,000   200,000   250,000  300,000  350,000
        $  600,000      180,000   240,000   300,000  360,000  420,000
        $  700,000      210,000   280,000   350,000  420,000  490,000
        $  800,000      240,000   320,000   400,000  480,000  560,000
        $  900,000      270,000   360,000   450,000  540,000  630,000
        $1,000,000      300,000   400,000   500,000  600,000  700,000
        $1,100,000      330,000   440,000   550,000  660,000  770,000
        $1,200,000      360,000   480,000   600,000  720,000  840,000

   (1)  Average  annual compensation  as provided  by the  Retirement
        Plan and the Supplemental Plans.


       The retirement benefit formula for the Retirement Plan is based on a participant's final average compensation and years of service with the corporation or subsidiary. The Retirement Plan benefit formula is 70 percent of the participant's final average compensation minus 50 percent of the primary social security benefit, prorated for service of less than 35 years. Compensation, for determination under the Retirement Plan, includes base salary and incentive payments made under the Annual Incentive Plan and is reduced by any portion of base salary or Annual Plan incentive payment deferred under a deferred compensation arrangement. Income derived from stock compensation is not included in compensation for Retirement Plan or Supplemental Plan determinations. Employees who were employed before January 1, 1985 will be entitled to receive on retirement, the higher of the benefits computed under the Retirement Plan now in effect or under the Retirement Plan in effect before January 1, 1985, which provided for a benefit equal to two percent of the final average monthly earnings times years of credited service, but not exceeding 50 percent of final average monthly earnings. The Supplemental Plans provide participants with a benefit in addition to that provided by the Retirement Plan so that the combined retirement benefit equals the benefit which the participant would have received from the Retirement Plan but for certain limitations under the Internal Revenue Code and the deferral of salary under a deferred compensation arrangement.

       The current average annual compensation and years of credited service for the Named Executives are as follows: Mr. Chormann -- $587,085, 37 years; Mr. Cole -- $338,604, 35 years; Mr. Lambert --
  $320,303, 33 years; Mr. Wirt -- $320,303, 31 years; and Mr. Kenney -
  - $289,789, 10 years. Mr. Smith retired effective May 1, 1996 after 40 years of service and on June 1, 1996 began receiving his annual retirement benefit of $573,327 which was computed in accordance with the retirement plans described above.

  Management Continuity Agreements

       First of America has entered into Management Continuity Agreements with the Named Executives and other senior corporate and affiliate officers. The Management Continuity Agreements for executive officers, including the Named Executives, were amended and restated effective November 20, 1996 to provide that in the event of a change in control of First of America before November 20, 2001, the employment of the officer covered by the Agreement may not be terminated except for cause during the two-year and three-month period commencing three months before the date of a change in control and ending two years following the change in control (the "Change in Control Period").

       The Agreement generally defines change in control as follows:
  (1) five days before expiration of a tender or exchange offer that would have the effect of giving a person, entity or group beneficial ownership of 25 percent or more of First of America's voting stock;
  (2) consummation of a merger, consolidation or sale of substantially all assets of First of America approved by its shareholders; (3) the acquisition of beneficial ownership of 25 percent or more of First of America's voting stock by a person, entity or group; or (4) a change in composition of a majority of the Board of Directors in any period of two consecutive years without prior approval of or participation by the Board in such change.

       During the Change in Control Period, First of America or its successor may not, without the officer's consent, reduce the officer's compensation or change the officer's title or scope of responsibility or relocate his or her principal office of employment. During the thirteenth month following a change in control, the executive may resign for any reason and receive the payments specified in the Agreement. In the event an executive officer is terminated or resigns following adverse action by First of America or its successor (in accordance with the terms of the Agreement) or the executive resigns for any reason during the thirteenth month following a change in control, the officer is entitled to regular salary payments, target incentive award payments under the Annual Incentive Plan, and continuation in employee benefit plan coverages for a three-year period following the termination, as well as payment of Long-Term Incentive Plan target award for a one year period.

       All or a portion of the payments under the Management Continuity Agreements following a change in control may constitute excess parachute payments under Internal Revenue Code, Section 2806. Excess parachute payments are subject to excise tax payable by the recipient and are not deductible by the corporation. The Agreements provide that in the event an excess parachute payment is payable to an executive officer, First of America, or its successor, shall make an additional payment to the executive so that the executive retains, after taxes, an amount equal to the excise tax on the excess parachute payment.

       Before or after a change in control, following the officer's death, the surviving spouse will continue to receive the regular salary payments for one year. In the event the officer becomes permanently disabled, the regular salary payments will be continued through the six-month period beginning on the date salary continuation payments under First of America's short term disability policy cease, less any payments received during that period under First of America's Long-Term Disability Plan. In addition, the officer will receive benefits under the corporate dental and health plans for one year from the date of the officer's permanent disability.

       The amount of any compensation payable under the Management Continuity Agreement in the event of a change in control will be dependent on future salary levels, annual target incentive award levels, and other factors and events in the future. First of America has established a trust which will fund benefits accruing under the Agreements and other benefit plans in the event of a change in control of First of America.

       First of America's purpose in entering into the Agreements with the officers selected is to provide financial security to those officers following a change in control and to provide an additional inducement for them to remain employed by First of America through the initial transition period. With continuation of these officers' employment reasonably assured, First of America and its shareholders should be more assured that these officers will act, with respect to a possible change in control, for the benefit of First of America and its shareholders and without concern for their own financial security.

  Director Compensation

       Directors receive an annual retainer of $19,000 plus $1,100 for each Board and committee meeting attended. The chair of each committee also receives an additional annual retainer of $3,000 per year. Directors who are employees of First of America do not receive additional compensation for service as directors. The Board annual retainer fee has been increased to $26,000 annually effective January 1, 1997, to reflect average competitive board compensation for comparable peer U.S. bank holding companies. Of the annual retainer, $13,000 will be payable in equity compensation under the proposed Director Stock Compensation Plan (see "(3) Approval of Director Stock Compensation Plan"). The Board and committee meeting fees were retained at $1,100 per meeting.

       Effective April 1, 1996, the Board of Directors adopted the First of America Bank Corporation Director Deferred Compensation Plan (the "Deferral Plan") under which directors of the corporation and its affiliate banks may defer their retainer and meeting fees on a pre-tax basis. The Deferral Plan is a non-qualified, unfunded plan providing for director elections to defer 100 percent of their retainer fees and/or meeting fees, with deferred amounts accruing earnings as though they were invested in First of America Common Stock. Currently, distributions of deferral accounts will only be made in cash, either in one lump sum payment or in installment payments following the directors' retirement or other termination. Subject to shareholder approval, the Deferral Plan has been amended, restated and renamed the Director Stock Compensation Plan, which generally allows directors and other specified committee members to receive their fees in various forms of equity compensation. (see "(3) Approval of Director Stock Compensation Plan").

  Director Stock Ownership Policy

       The Board has adopted a Director stock ownership policy effective January 1, 1997, which applies to all current and future Directors of the corporation. This Director stock ownership policy complements the stock ownership guidelines implemented for management employees (see Management Stock Ownership Policy section) and further aligns the interests of the Directors with other shareholders. The policy requires that each Director acquire a minimum of 2,500 shares of First of America common stock or share equivalents within five years of the effective date of the policy or five years from the date of election or appointment to the Board. The ownership requirement will be adjusted to reflect certain changes in the corporation's capital structure, such as a stock dividend or split. Besides direct or personal ownership, certain forms of indirect ownership will also be included. In addition, share equivalents or phantom stock credited under the Deferral Plan or the proposed Director Stock Compensation Plan will be counted. The share holdings and interests for most of the current Board members currently exceed the required number of shares under this ownership policy.

  Director Stock Compensation

       In addition to adopting the Director stock ownership policy, the Board also modified the director compensation program for members of the boards of First of America and its affiliates and non-board members of certain committees designated by the Nominating and Compensation Committee. Under the Director Stock Compensation Plan (which is the amended and restated Deferral Plan; see "(3)
  Approval of Director Stock Compensation Plan") the Nominating and Compensation Committee (the "Committee") may, once each year, specify a portion of annual retainer fees, meeting fees, committee fees or any other fees for service on boards or designated committees, which is required to be paid in a form of equity-based compensation. In every year, at least 50 percent of Board retainer fees will be paid in equity-based compensation. In addition, unless the Committee determines otherwise, all board members may elect to receive their remaining fees in equity-based compensation. It is expected that equity-based compensation will increase the share holdings of current directors, assist new directors in achieving the required stock ownership levels, and serve the long-term best interests of all shareholders. The equity-based compensation will be paid beginning in the second quarter of 1997, provided the Director Stock Compensation Plan is approved by shareholders at the Annual Meeting.

       Under the Director Stock Compensation Plan, once the Committee has specified the required levels of equity-based compensation, it will also determine the forms of equity-based compensation in which each director may be paid. The alternatives may include common stock, stock options and deferred stock equivalents known as phantom stock, and, in the case of required equity-based compensation only, restricted stock. The applicable provisions and tax consequences relating to each of these equity-based compensation alternatives varies. All equity compensation payments will be based on the market price of First of America Common Stock at the time the applicable fees are earned. This new director compensation program offers directors the flexibility to select the type of equity-based compensation which best suits their individual circumstances, while providing shareholders with the assurance that a substantial portion of director fees is paid in equity-based compensation.


            NOMINATING AND COMPENSATION COMMITTEE REPORT
                      ON EXECUTIVE COMPENSATION

  Overview

       Objectives. First of America's executive compensation program is intended to attract, retain, motivate and reward highly qualified executive officers to achieve the corporation's business objectives. This executive compensation program is integrated with First of America's annual and long-term business plans in order to establish a strong link between executive compensation and corporate performance. The Nominating and Compensation Committee of First of America's Board of Directors (the "Committee") believes that a significant and direct relationship between executive compensation and corporate performance as well as its strategic objectives will enhance long-term performance and increase shareholder value. The Committee also believes that stock ownership by executive officers and stock-based compensation arrangements which align the executive officer's interests with those of First of America shareholders are beneficial in enhancing shareholder value. Based on these premises, under the direction and oversight of the Committee, First of America has implemented an executive compensation program that encourages and facilitates stock ownership by executive management and under which, over the longer-term, more than half of the compensation of First of America's executive officers is variable and directly dependent upon corporate financial performance. To motivate improved performance and more closely align the relationship between the executive compensation program and shareholder value, the Committee approved a new long-term stock compensation program for executive officers effective in 1996 and modification of the Annual Incentive Compensation Plan for 1997 and also approved a stock ownership policy for all stock plan participants. The revisions to the executive compensation programs are described in detail within the Stock-Based Compensation and Annual Incentive Compensation sections of this report.

       The Committee recognizes that Section 162(m) of the Internal Revenue Code imposes a $1 million annual limitation on the tax deduction available to the corporation for compensation paid to any executive under certain nonperformance based compensation plans. It is generally the corporation's intention to pay compensation which is tax deductible. The Committee recognizes, however, that certain payments following a change in control pursuant to the Management Continuity Agreements may result in compensation in excess of the $1 million annual limitation under Section 162(m).

       Components of Compensation. The major components of First of America's executive compensation program consist of a formal base salary program, the Annual Incentive Compensation Plan ("Annual Plan"), the Long-Term Incentive Compensation Plan through December 31, 1998 ("Long-Term Plan"), the 1987 Stock Option Plan and the Employee Stock Compensation Plan (the latter two plans collectively, the "Stock Plans"). The program also includes participation by executive officers in various indirect compensation plans and arrangements, most of which are available on the same terms to all employees of First of America and its affiliates. These plans and arrangements include a pension plan, supplemental retirement plans, 401(k) and supplemental savings plans, term life and long-term disability insurance, and medical and dental care plans. Indirect compensation of executive officers through these plans and arrangements is considered by the Committee to be part of the executive officer's total compensation. The primary components of First of America's executive compensation program are described below in combination with a discussion of the relationship of the compensation program to First of America's performance (see "Relationship of Executive Compensation to Corporate Performance").

  Management Stock Ownership Policy

       The Board of Directors adopted stock ownership guidelines effective in October, 1996 for all current participants of the Employee Stock Compensation Plan. The guidelines are intended to encourage increased ownership of First of America Common Stock by executive and management staff, motivate management to increase shareholder value, and more closely align management and shareholder interests. These guidelines apply to over 175 management employees and establish ownership targets which vary by position and responsibility level. The ownership targets are expressed as a specified number of shares for each position and range from 50,000 shares for the Chairman, President and Chief Executive Officer ("CEO") (10,000 - 15,000 shares for other executive officers) to 1,000 shares for Stock Compensation Plan participants at lower management levels. These targets will be adjusted for certain changes in the corporation's capital structure such as a stock dividend or split.

       It is expected that the ownership targets will be achieved within the five-year interval following the later of the effective date of this policy or the initial date of participation under the Stock Compensation Plan. Future stock option grant levels may be adversely impacted by failure to achieve the ownership targets. Direct and certain forms of indirect stock ownership will be counted toward achieving these targets. Shares held under the Reserve Plus 401(k) plan and share equivalents credited under the non-qualified Supplemental Savings Plan will also be counted for this purpose. However, unexercised stock options under the 1987 Stock Option Plan and the Employee Stock Compensation Plan will not be credited for ownership purposes. The Committee intends to monitor management's progress toward achievement of these ownership guidelines on an annual basis over the next five years and report the results in the annual proxy statement.

  Nominating and Compensation Committee Responsibility

       General. The Committee is responsible for the establishment and administration of all significant compensation programs, including those covering executive officers. Under First of America's executive compensation program, the Committee, with assistance from First of America's management, reviews, and when appropriate, approves or recommends to the Board of Directors adoption of new executive compensation programs and changes to existing components of the executive compensation program based on their relationship to corporate performance and the competitive market for recruitment, remuneration and retention of executive personnel. In administering the compensation program, the Committee also reviews the performance of First of America's executive officers, including the Named Executives, and their contributions to the corporation's performance results to determine their compensation levels under the various components of the program, including base salaries, incentive payments under the Annual and Long-Term Plans, and stock grants under the corporation's Stock
  Plans.

       Peer Comparisons. The Committee is also responsible for selecting the peer groups to which its executive compensation and corporate performance, for purposes of its executive compensation, are compared. The peer groups consist of comparably sized U.S. bank holding companies within established asset range parameters and, as a result, the bank holding companies which comprise the peer groups will vary from year to year. First of America targets its executive compensation levels, including the base salaries and target incentive award opportunities at the median or average competitive levels of the applicable peer universe. The defined peer group for each of the executive compensation plans differs from the composition of bank holding companies included in the KBW 50 Index referenced under the Performance Graph appearing later in this document. The KBW 50 Index consists of fifty of the largest U.S. bank holding companies, including the money center banks, many of which are substantially larger than First of America. First of America limits its peer groups for compensation comparisons to smaller select groups of comparably sized U.S. bank holding companies, substantially all of which are also included under the KBW 50 Index.

       The Committee considers that these peer groups represent the primary competitors in the banking industry for financial performance measurement reasons as well as employee recruitment, remuneration and retention. The composition of the peer groups used for determining external performance goals are established by the Committee at the beginning of the particular year for the Annual Plan and at the beginning of each three year performance period for the Long-Term Plan. The peer group for measurement of peer financial performance results under the Annual Plan in 1996 consisted of similarly situated U.S. bank holding companies with assets of $12 to $50 billion. The Long-Term Plan peer group for measurement of peer EPS performance results during the 1994-1996 performance period consisted of similarly situated U.S. bank holding companies with assets of $10 to $40 billion at the beginning of that performance period. The 1996 peer group for base salary and other compensation comparisons consisted of a narrower range of fourteen comparably sized U.S. bank holding companies with assets of $15 to $45 billion, selected such that First of America's asset level is positioned at the median of the asset range. The narrower asset range for the peer group of bank holding companies utilized for base salary comparisons more accurately reflects the prevailing competitive market for qualified executives at other comparably sized bank holding companies with similar responsibilities than would a peer group such as the KBW 50 Index with its broader asset range.

  Relationship of Executive Compensation to Corporate Performance

       Salary. First of America's executive officers' salaries, including the Named Executives, are determined in accordance with a formal base salary program, which is approved and periodically reviewed by the Committee. This program provides formalized salary adjustment guidelines and base salary range parameters to guide the Committee's decision making concerning executive base salary levels. The base salary ranges are mainly determined by the employee's internal position responsibility and external market comparisons with the prevailing base salary levels of similar positions with comparable responsibilities in other comparably-sized bank holding companies, with equal consideration being given to both factors.
  The midpoints of the salary ranges are targeted at the median or average competitive levels of the peer group, and executives are expected to achieve the midpoint of their salary range over a reasonable time interval. Current base salaries for the executive officer group as a whole are slightly below the midpoints of their applicable salary ranges. Base salary comparisons are made to the median or average competitive levels of the peer group without regard to the fact that First of America does not provide such company-paid perquisites as personal automobiles or club memberships as is the practice for many of the peer organizations.

       The base salary program is performance-based, with executive base salary increases and progression within the assigned salary ranges entirely dependent upon individual performance. Management performance plans with individually defined objectives are established annually for the executive officers, and base salary decisions are principally based on the assessment of the executive's actual performance results relative to the objectives defined in the performance plan. These objectives consist of both personal objectives unique to the individual executive and common corporate profit plan or business plan goals, many of which are shared by the executive officers as a group.

       The base salaries of executive officers for 1996 were determined by the Committee in February 1996 based on 1995 performance considerations. In reviewing the base salary recommendations for the executive officers, the Committee first considered the salary increase guidelines in effect for 1996 and then the individual performance of the executive officers relative to their personal objectives as well as general consideration of common corporate performance factors, as deemed appropriate. The common corporate performance factors included, on an equal basis, 1995's return on common equity ("ROE") of 13.89 percent and fully diluted earnings per share ("EPS") of $3.73. These common corporate performance factors were considered in conjunction with the individual performance assessment of the executive officers.

       Annual Incentive Compensation. The Annual Plan is intended to reward a broad range of First of America's and its affiliates' management employees, including the Named Executives, for achievement of specific ROE goals. Annual bonuses paid to First of America's executive officers, including the Named Executives, are determined in accordance with the corporation's Annual Plan. The Committee is responsible for reviewing and approving incentive payments under the Annual Plan. Target incentive awards for a given year are set based on a percentage of the participant's current base salary. Incentive payments for 1996 were based on a comparison of First of America's ROE achievement with the corporation's internal annual profit plan ROE goal and with an external ROE goal which was determined by the median ROE of a selected peer group of comparably sized U.S. bank holding companies. The internal and external ROE goals were weighted equally for purposes of determining awards for participants under the Annual Plan. The target amounts were paid if both the internal and external ROE goals were fully (100 percent) achieved. No incentive payments were made to participants unless First of America's ROE was at least 80 percent of the internal goal or at least 90 percent of the external goal.

       During 1996, First of America's reported earnings were reduced by an unplanned non-recurring after-tax expense of $13.9 million associated with the required one-time Savings Association Insurance Fund (SAIF) assessment. As contemplated by the Annual Plan, the Committee adjusted the corporation's 1996 ROE to exclude this unplanned non-recurring expense for purposes of determining the 1996 incentive awards. The Committee made this adjustment because of the relatively broad based participation under the Annual Plan and the fact that this expense was not included under the 1996 profit plan. By adjusting the ROE results, the Committee believes that the incentive awards more accurately reflect the participants' contributions toward core earnings performance for the year.

       The corporation's adjusted ROE of 15.14 percent was 107.8 percent of the internal ROE goal which resulted in award payments of
  132.0 percent of the participant's annual target award level for this component of the Plan. The Committee also adjusted both the corporation's ROE and the ROE results of the peer bank group to determine incentive compensation results under the external peer group ROE goal. Adjusted ROE results, excluding the SAIF assessment expense, were determined for the peer banks to provide comparable performance results to the corporation's adjusted ROE for performance measurement under the peer group ROE goal. The corporation's adjusted ROE performance was 91.0 percent of the adjusted external peer group goal of 16.63 percent which resulted in award payments of 64.0 percent of the participant's annual target award for this component of the Plan.

       Based on the foregoing, the corporation's consolidated performance was 99.4 percent of the composite of the internal and external ROE goals. This resulted in annual incentive award payments of 98.0 percent of each participant's, including the Named Executives, annual target award opportunity for 1996. Based on peer group data available for 1995 and estimates for 1996, these incentive awards, including the CEO's award, were below the median level of similar compensation paid by a selected group of comparably sized U.S. bank holding companies.

       The Committee has approved the amendment of the Annual Incentive Plan for 1997 to place added emphasis on the importance of achieving the corporation's annual earnings objectives while providing higher target incentive opportunities for the achievement of these objectives. The performance measures are being revised to focus exclusively on improved corporate earnings to enhance shareholder value. For 1997, corporate performance results will only be measured under the corporate ROE goal rather than the combination of the internal corporate ROE and external peer group ROE goals previously in effect. To complement this change as well as to support the corporate restructuring scheduled to occur during 1997, line of business performance measures are being introduced for most participants to facilitate the achievement of the corporation's 1997 profit plan objectives. Specific performance goals will be established under the business unit measures for every participant based on their position responsibilities. This reinforces the importance of achieving the performance expectations at the business unit level. A significant portion of the participant's incentive award will be determined by their performance results under these business unit measures. Concurrent with this change, the target incentive opportunities are also being increased to competitive levels to ensure that the incentive compensation provided under the Annual Plan is commensurate with the position responsibilities and higher performance expectations as well as to provide a competitive compensation structure to attract, reward, and retain qualified management.

       Further Annual Plan changes are also intended to motivate improved corporate performance results. The minimum performance threshold level for the corporate ROE component will be increased from the present minimum achievement level of 80 percent to 85 percent effective in 1997 to raise the overall performance standards under the Annual Plan. No incentive awards will be payable to any Annual Plan participant if the corporation does not achieve at least 85 percent of its 1997 ROE goal. Annual Plan participants will also be required to achieve a minimum composite performance level of at least 90 percent of their business unit goals to receive any payment under the corporate ROE component. To recognize and reward superior performance results in 1997, the maximum incentive opportunity is also being increased from 160 percent of participants' target award levels at a 120 percent achievement level to 200 percent of the target award level at a 130 percent achievement relative to the Plan goals. All of these changes are intended to establish higher performance standards and to motivate higher performance achievement by Annual Plan participants.

       Long-Term Incentive Compensation. First of America's Long-Term Plan is designed to motivate and reward its executive officers for achievement of specific EPS goals over a three year performance cycle. The Committee is responsible for overseeing the administration of the Long-Term Plan which includes the review and approval of incentive awards payable under the Plan. The Long-Term
  Plan target award levels and actual incentive payments are based on a percentage of the executive officer's average base salary payable over rolling three year performance cycles.

       The Long-Term Plan includes both an internal EPS goal, based on the corporation's EPS growth objectives, and an external EPS growth goal which measures the corporation's EPS growth relative to the EPS growth of a peer group of comparably sized bank holding companies. The internal and external EPS goals are weighted equally for purposes of determining incentive payments under the Long-Term Plan. Long-term incentive payments are based on a comparison of First of America's actual EPS achievement for the three year performance cycle, compared to the corporation's internal EPS goal for the period as well as the external EPS growth goal which is 110 percent of the median compounded annual EPS growth rate for a peer group of comparably sized U.S. bank holding companies over the same performance cycle.

       The internal EPS goal is established at the beginning of each three-year performance period, while the external EPS growth goal is determined following the close of every three-year performance period based on the median EPS growth results of the applicable peer group during that period. Incentive awards under the internal and external EPS goals are computed and paid independently of one another. No incentive payments will be made for the three year performance cycles ending December 31, 1997 and December 31, 1998, unless First of America's EPS growth achievement is at least 85 percent of the internal EPS goal for the period, or at least 90 percent of the external peer group EPS growth goal for the same performance cycle. The maximum long-term incentive payments are limited to 130 percent of the executive officer's target award level for corporate EPS growth results which equal or exceed 120 percent of both the internal and external EPS growth goals. The highest target award opportunity of 35 percent of average base salary during the performance period is provided for the Chairman, President and CEO of the corporation, which limits his maximum potential incentive award opportunity to 45.5 percent of his average base salary for the given period.

       The Long-Term Plan results for the three-year performance period ending December 31, 1996 were determined under both the internal and external EPS goals. No incentive award was payable under the Long-Term Plan for this period because the Corporation did not achieve the minimum EPS performance threshold of $5.10 under the internal EPS goal or the minimum threshold of 10.86 percent compounded annual EPS growth under the external peer group goal as of the end of the performance period.

       The Long-Term Plan will be discontinued at the close of the 1996-1998 performance period ending December 31, 1998 to place greater focus on equity based long-term compensation programs. The new equity based compensation program is discussed under the Stock-Based Compensation section. Future performance results and any applicable incentive awards will continue to be determined and payable to Long-Term Plan participants under the existing terms and conditions of the Plan for the final two performance periods ending December 31, 1997 and December 31, 1998.

       Stock-Based Compensation. The corporation's stock compensation programs are intended to align the long-term interests of its executive officers and management staff with those of its shareholders and to motivate achievement of enhanced long-term shareholder value. The long-term compensation strategy for executive officers, including the Named Executives, was revised in 1996 to place greater focus on long-term performance-based stock compensation programs to provide a closer correlation between executive compensation and both the corporation's future financial and stock price performance. The changes in the long-term compensation structure described below should result in increased emphasis on enhancing future shareholder value.

       Stock option grants in years prior to 1996 were made under the 1987 Stock Option Plan. No further stock options will be granted under the 1987 Stock Option Plan. Beginning in 1996, the Employee Stock Compensation Plan approved by shareholders at the 1996 Annual Meeting was implemented. Stock options exercised by the corporation's executive officers in 1996, including the Named Executives shown in the Summary Compensation and the Aggregated Option Exercises in Last Fiscal Year Tables, were granted in previous years under the 1987 Stock Option Plan.

       Stock options previously granted under the 1987 Stock Option Plan have a ten-year term and will remain in effect until the options are either exercised or the ten-year term expires. Nonstatutory stock options to purchase shares of First of America common stock were granted to a broad range of management level employees of the corporation and its subsidiaries at option prices not less than fair market value as of the grant dates under the prior 1987 Stock Option Plan. Options granted under the 1987 Stock Option Plan vest and become exercisable over a three-year period such that one-third of the option shares may be exercised one year after the grant date, two-thirds after two years, and all shares after three years.

       Beginning in 1996, stock-based compensation was provided under the Employee Stock Compensation Plan adopted earlier in the year. Under this Employee Stock Compensation Plan, the Committee may approve stock options or restricted stock grants which may be contingent on achievement of specific performance-based criteria as defined under the Plan. The option price for stock options and the value of restricted stock awards granted under this Plan are based on the fair market value as of the date of the grant. The Committee determines the participants to whom restricted stock or option grants are made, the number of shares or options to be awarded, and the vesting terms of the grant, including any performance criteria and objectives related to the award, which are not specifically defined by the Plan. In addition, the Committee also determines any other terms or conditions for such grants, including the timing and expiration date of the awards, which are not specifically defined by the Plan.

       The new long-term stock compensation program adopted by the Committee for the Corporation's executive officers consists of performance-based stock options ("Performance Stock Options") and performance-based rights ("Performance Share Rights") to receive shares of restricted stock ("Shares"). These forms of equity-based compensation are designed to provide additional incentives that will motivate executive management toward achieving aggressive corporate financial performance objectives and stock price targets which, in turn, should enhance long-term shareholder value and more closely align the long-term compensation for executive officers with shareholder interests. This compensation program is also intended to increase the stock ownership levels of executive officers.

       Vesting under the Performance Stock Options is contingent on achievement of predetermined stock price targets. The performance vesting feature is designed to motivate executives to improve corporate earnings which should result in future stock price appreciation. Performance Stock Options will be granted to the executive officers every two years and replace the prior stock option grant practices with service based vesting. The option price for Performance Stock Options is determined by the fair market value of First of America Common Stock at the grant date. For the initial Performance Stock Option granted on October 29, 1996 as defined under the "Option Grants in the Last Fiscal Year Table," the option price amounted to $54.44 per share.

       Until October 29, 2003, the Performance Stock Options will vest upon achievement of the predetermined stock price targets of $62.50, $72.50, and $85.00 per share. One-third of the option shares granted to the executive officers on October 29, 1996 will vest when each of these stock price targets are achieved. The market price of First of America Common Stock must be maintained at or above these stock price targets for a minimum of 15 days out of 25 consecutive trading days before the option grants become vested.
  The vested options may be exercised on or after October 29, 1997.
  After seven years following the grant date, any options that have not previously vested will vest and may be exercised for the remainder of the option term. The Performance Stock Options granted on October 29, 1996 have a ten-year term. In the event of a change in control of the corporation prior to October 29, 2003, Performance
  Stock Options, which have not yet vested by achieving the stock price targets, will expire without compensation to the option holder. The Performance Stock Options also expire upon termination of employment except where termination is due to retirement, disability or death.

       Awards of Shares to be made pursuant to the Performance Share Rights are contingent upon the corporation achieving aggressive ROE and efficiency ratio goals during the 18-month performance period commencing on January 1, 1997 and ending June 30, 1998. These goals were established by the Committee in October, 1996. Shares will be awarded to the executives only if the specified performance goals are achieved within this designated period. As with the Performance Stock Options, the Committee intends to grant in every other year Performance Share Rights subject to achievement of defined financial performance objectives.

       The full number of Shares will be awarded if the ROE goal as well as the efficiency ratio goal are attained at the end of the 18-month performance period. The Shares may be granted prior to the end of this period if both the ROE and efficiency ratio goals are achieved for two consecutive quarters before the close of the period. None of the Shares will be granted if the corporation does not achieve the minimum ROE threshold and a minimum efficiency ratio by the end of the performance period. The Committee has determined that the specific ROE and efficiency ratio goals are confidential and relate to the Corporation's business strategy and, as a result, are not disclosed herein. A portion of the Shares will be granted if the corporate ROE and efficiency ratio results exceed the minimum performance thresholds but are below the goal attainment. If the performance objectives are achieved and the Shares are awarded, these Shares are then subject to a three-year restriction period following the grant date and shall be forfeited upon any termination of the executive during that period for reasons other than death, disability or retirement. In the event of a change in control of the corporation before the performance objectives are achieved, the Performance Share Rights will be canceled and no Shares will be granted under the program. If a change in control occurs after the Shares have been granted but before they have vested and if the executive's employment terminates so as to result in payments under a Management Continuity Agreement, then vesting of the Shares will be accelerated to the date of termination.

       The Committee had previously established a practice of granting annual stock option awards to all stock plan participants in October each year. However, the normal annual stock option award which would have been made in October 1996 was deferred to 1997 so that the participants' work performance and contributions to the 1996 performance results could be taken into consideration in the grant allocation process.

       Stock options under the 1987 Stock Option Plan and the Employee Stock Compensation Plan have option prices equal to the market price of the underlying shares on the grant date. The value to be realized from the options, if any, is dependent on appreciation in the market price for First of America Common Stock above the option price. The date of exercise, and, thus the time frame within which value may be realized and the relationship of that value to the corporation's performance, will be determined by the individual option holder. The Stock Plans do not permit the adjustment of the option price, except to recognize changes in capitalization, such as stock splits and dividends, following the option grant.

       Other Compensation Arrangements. First of America maintains certain broad-based employee benefit plans, such as the 401(k) plan, in which the corporation's executive officers may participate on the same terms as other employees who meet the applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.
  The corporation maintains companion supplemental savings and supplemental retirement plans to restore benefits limited by the Internal Revenue Service's maximum benefit or contribution limitations on the executive officer's participation under the tax-qualified plans. There are no matching contributions for executive officers under the 401(k) and supplemental savings plans, because of plan exclusions for participants in the Long-Term Plan. Also, no company paid automobiles, club memberships or any other major perquisites are provided by the corporation to the Named Executives. Benefits under these arrangements are not directly related to First of America's corporate performance.

  Compensation of the Chief Executive Officer

       The Committee reviews the performance and base salary of the Chief Executive Officer ("CEO") annually and determines his base salary based on this performance review. The base salary of the CEO is determined by the Committee within a defined salary range which is established by the Committee in advance of formulating any base salary increase recommendations. The salary range is based on prevailing competitive market levels for chief executive officer positions in other comparably sized multifaceted independent banking institutions. Specifically, the midpoint of this salary range is targeted at the average competitive market level for comparable CEO positions in peer U.S. bank holding companies as described earlier in the report.

       Daniel R. Smith. Mr. Daniel R. Smith retired as Chairman and Chief Executive Officer effective May 1, 1996 after a successful career of over 40 years with the corporation. He continues his service with the corporation as a Director and member of the Executive and Public Policy Committees of the Board and the Unified Trust Committee. Mr. Smith's 1995 base salary was retained at $675,000 for 1996. However, in recognition and appreciation of his past contributions to the growth and success of the corporation and its positive assessment of his tenure as Chairman and CEO, the Committee awarded Mr. Smith $218,269, in connection with his retirement. Mr. Smith began receiving his monthly retirement benefits under the Corporation's retirement plans effective June 1, 1996.

       Mr. Smith received a prorated incentive award of $156,800 under the Annual Incentive Plan for 1996. His Annual Plan award was determined in accordance with the terms and conditions of the Plan and the performance results described earlier in this report, except that the payment made in connection with Mr. Smith's retirement was taken into consideration with his base salary in determining the amount of his incentive award.

       Mr. Smith did not receive any Long-Term Plan award for the three-year performance period ending December 31, 1996 because the corporation did not achieve the minimum performance level under either the internal or external EPS goals and no incentive award was payable under the Long-Term Plan.

       Mr. Smith did not receive any stock compensation or stock option grants prior to his retirement in 1996.

       Richard F. Chormann. Mr. Richard F. Chormann assumed the office of Chairman, President and Chief Executive Officer of the corporation on May 1, 1996. The Committee increased Mr. Chormann's 1996 base salary from $453,600 to $500,000 effective January 1, 1996, based on his performance and contributions during the prior year as President and Chief Operating Officer of the corporation.

       Upon his promotion to the Chairman, President and CEO position, Mr. Chormann received a promotional increase in his annual base salary from $500,000 to $600,000 to recognize his expanded role and responsibility as well as his contributions to the transition of the corporation's leadership. This base salary level also reflects competitive market practices for chief executive officer positions at other comparable peer bank holding companies.

       Mr. Chormann's 1996 annual incentive award was determined under the Annual Plan formulas and performance results described earlier in this report. His Annual Plan award of $221,638 was computed using the actual base salary paid during 1996. It is based on the adjusted corporate ROE performance of 15.14 percent relative to the internal ROE profit plan goal of 14.04 percent and 15.14 percent relative to the external peer group ROE goal of 16.63 percent. The composite performance results of 99.4 percent between these measures resulted in an Annual Plan award of 39.2 percent of his 1996 base salary.

       No Long-Term Plan award was paid to Mr. Chormann for the three-year performance period ending December 31, 1996 because the corporation did not achieve the minimum performance level under either the internal or external EPS goals.

       As previously discussed in the Stock-Based Compensation section of this report, a new equity-based long-term compensation program was adopted for executive officers effective October 29, 1996. This program replaces the Long-Term Plan and the previous annual stock option grant practices under the prior 1987 Stock Option Plan. The new long-term stock compensation program consists of the combination of performance vested stock options (Performance Stock Options)and performance-based rights (Performance Share Rights) to receive restricted stock awards which are intended to motivate achievement of aggressive corporate financial objectives, enhance long-term shareholder value, and increase stock ownership levels among the executive officers. Under this new program, the grants to executive officers will be made every other year under the Employee Stock Compensation Plan approved by shareholders at the previous Annual Meeting, and the first such grant was made on October 29, 1996.

       Under the Employee Stock Compensation Plan, Mr. Chormann received a grant of 150,000 Performance Stock Options with an exercise price of $54.44 per share which will vest in increments of 50,000 shares upon either the corporation's achievement of predetermined stock price targets or as of October 29, 2003. In no event will the Performance Stock Options become exercisable until October 29, 1997. Mr. Chormann was also awarded 20,000 Performance Share Rights to receive restricted stock contingent on achievement of designated ROE and efficiency ratio goals within the eighteen month period ending June 30, 1998. If the minimum designated ROE and efficiency ratio goals are not achieved, then the restricted stock will not be granted. If these goals are achieved and restricted stock is awarded, the shares will then be subject to a three-year restriction period following the grant.

       Submitted by the Nominating & Compensation Committee of the Board of Directors.

       James S. Ware, Chairman            Dorothy A. Johnson
       John W. Brown                      Martha M. Mertz
       Joseph J. Fitzsimmons              Ley S. Smith
       Clifford L. Greenwalt


                          PERFORMANCE GRAPH

       The following performance graph compares the cumulative total shareholder return for First of America Common Stock, based on its market price and assuming reinvestment of dividends, with the KBW 50 Total Return Index, a published industry index prepared by Keefe, Bruyette & Woods, Inc., banking industry specialists, and the Standard & Poor's 500 Total Return Stock Index. The KBW 50 Index is a market capitalization-weighted bank total return stock index that includes all money-center and most major regional banks. The KBW 50 was chosen for comparison purposes because it encompasses virtually all of the comparably sized bank holding companies in the peer groups used by the Nominating and Compensation Committee for determining compensation paid to First of America's executive officers.


               1991     1992      1993      1994      1995     1996
              ------   ------    ------    ------    ------   ------
   FOA        100.00   133.96    144.22    115.39    178.49   250.12

   KBW 50     100.00   127.42    134.48    127.62    204.41   289.15

   S&P 500    100.00   107.61    118.48    120.02    165.12   203.03



           INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

       Various of the directors and executive officers of First of America and members of their families and organizations of which they are executive officers or partners or in which they beneficially own 10 percent or more of the stock and trusts in which they have a substantial beneficial interest or serve as trustee, are at present, as in the past, customers of the subsidiaries of First of America. As customers they were at various times during 1996 indebted to the financial subsidiaries of First of America. All such indebtedness is pursuant to loans which were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.


       (2) AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE
           NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 200,000,000

       First of America's Restated Articles of Incorporation provide that the authorized number of shares of First of America Common Stock is 100,000,000. As of February 3, 1997 there were 59,863,058 common shares outstanding and 1,714,093 common shares, 3,000,000 common shares, and 100,000 common shares reserved for issuance under the 1987 Stock Option Plan, the Employee Stock Compensation Plan, and the Director Stock Compensation Plan (subject to Shareholder approval of Proposal (3)), respectively.

       The Board of Directors considers it advisable to increase the authorized number of shares of First of America Common Stock to 200,000,000. The additional authorized common shares will be available for any purpose for which shares of common stock may be issued under the Michigan Business Corporation Act. For example, this could include, among other things, possible issuance from time to time pursuant to employee benefit plans, dividend reinvestment plans, exercise of stock options, acquisitions, private placements (including sales which could have the effect of making more difficult certain attempts to obtain control of the corporation), public offerings for cash, stock dividends or stock splits and the issuance of shares upon exercise of conversion rights associated with preferred stock or other convertible securities which may be issued from time to time. There are no preemptive rights with respect to the authorization or issuance of the additional authorized common shares and those common shares may be issued without further action by shareholders, except where such approval would be required by rules of the New York Stock Exchange. Any issuance of First of America Common Stock must be for proper business purposes and for proper consideration from the recipient.

       The financial statements of First of America, supplementary financial information and management's discussion and analysis of financial condition and results of operations are set forth in Appendix B attached to this Proxy Statement.

       This Proposal (2) will be voted on by the holders of First of America Common Stock entitled to vote at the Annual Meeting, and the affirmative vote of a majority of the outstanding shares of First of America's Common Stock is required for its approval.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
             INCREASING THE NUMBER OF AUTHORIZED COMMON SHARES.


           (3) APPROVAL OF DIRECTOR STOCK COMPENSATION PLAN

  Background

       The Board of Directors of First of America (the "Board" or "Board of Directors") unanimously recommends that shareholders approve amendments to and the restatement of the First of America Bank Corporation Director Deferred Compensation Plan (the "Existing Plan"). The Existing Plan currently permits any director who is not an employee of First of America or its subsidiaries and who serves on a First of America board to defer his or her retainer fees, meeting fees, committee fees and/or chairperson fees until he or she no longer serves on any First of America boards (his or her "Separation from Service"). The Existing Plan was approved by the Board of Directors on February 21, 1996 and became effective April 1, 1996.

       As more fully discussed below, the Board of Directors amended and restated the Existing Plan, effective February 19, 1997, subject to shareholder approval, and renamed it the First of America Bank Corporation Director Stock Compensation Plan (the "Restated Plan"). The Restated Plan establishes a comprehensive new equity-based compensation structure for outside directors and other individuals receiving fees for serving on certain policy-making committees or advisory boards designated by First of America's Nominating and Compensation Committee (collectively, "Participating Directors"). The Restated Plan will provide for payment of retainer fees, meeting fees, committee fees, chairperson fees or any other fees payable for service as a Participating Director (collectively, "Director's Fees") in First of America Common Stock ("Common Stock"), Common Stock subject to a substantial risk of forfeiture based on continued service ("Restricted Stock"), rights to purchase shares of Common Stock at a specified price ("Stock Options") and deferral of Director's Fees through the crediting of phantom stock, the value of which is based on Common Stock ("Phantom Stock"). Because most of these features involve shares of Common Stock, shareholder approval of the Restated Plan is required by the listing rules of the New York Stock Exchange. Approval of the Existing Plan by shareholders was not required. Common Stock, Restricted Stock, Stock Options and/or Phantom Stock may be granted under the Restated Plan on and after the effective date, provided that the shareholders approve the Restated Plan. If the Plan is not approved by the shareholders, any Common Stock, Stock Options or Restricted Stock granted under the Restated Plan will be rescinded and void. Deferrals made previously under the Existing Plan, as well as Phantom Stock credits made under the Restated Plan, will, however, continue to be valid in such event. The discussion which follows is qualified in its entirety by reference to the Restated Plan, a copy of which is attached to the Proxy Statement as Appendix A.

  The Existing Plan

       Under the Existing Plan, directors may currently elect to defer 100 percent of any or all types of Director's Fees. For directors who participate in the Existing Plan ("Deferring Directors"), once such fees are earned, credits are made to a bookkeeping account established for each director (a "Deferral Account") as if the earned fees were being invested in Common Stock. The value of the Deferral Account is determined based on the value of Common Stock and additional credits are made to the Deferral Account as additional fees are earned and as dividends are paid on actual Common Stock. For example, if a meeting fee of $1,100 becomes payable to a Deferring Director, and, on the day on which credits are made to such director's Deferral Account, Common Stock is worth $60 per share, his or her Deferral Account will be credited as if
  18.33 shares ($1,100 divided by $60) of Common Stock were purchased on his or her behalf. If First of America were to subsequently declare a $0.47 per share dividend, the Deferral Account would be credited with a fractional share valued at $8.62 (18.33 shares x $0.47) as soon as practicable after the day of the actual dividend payment. Under the Restated Plan, as further explained below, with some slight modifications, this deferral feature and related Deferral Account valuation is retained through elections to receive Phantom Stock. For all Deferring Directors, as of the effective date of the Restated Plan, Deferral Account balances will be valued in terms of Phantom Stock units without affecting actual dollar values of the Deferral Accounts. In addition, as of such date, Phantom Stock credits will be made in accordance with previous elections made under the Existing Plan.

       Under both the Existing Plan and the Restated Plan, credits to a Deferral Account continue until the value of the Deferral Account is distributed to the Participating Director or his or her designated beneficiary after Separation from Service. Distributions will either be in a single lump sum payment as soon as practicable after Separation from Service, a single lump sum payment on the fifth or tenth anniversary of Separation from Service or in five or ten annual installments beginning after the first anniversary of Separation from Service. Under the Existing Plan, Deferring Directors must elect the desired method of distribution prior to beginning deferrals, and may only change such election with a penalty applied after Separation from Service. The Restated Plan permits Participating Directors to change these elections as long as such change is made at least three months prior to Separation from Service and in the calendar year preceding Separation from Service. Pursuant to the terms of the Restated Plan, in addition to Deferral Account distributions in cash as permitted under the Existing Plan, distributions may be made in Common Stock or any combination of Common Stock and cash. Furthermore, the Restated Plan redefines "Separation from Service" to occur when the Participating Director ceases to serve on any First of America board, designated committee or designated advisory board. Both changes will apply to Deferral Accounts created under the Existing Plan.

  The Restated Plan

       Under the Restated Plan, each year the Nominating and Compensation Committee (the "Committee") may establish "Designated Equity Compensation," that is, the percentage or portion of each type of Director's Fees which will be payable in a form of equity-based compensation. At a minimum, 50 percent of Board retainer fees will be Designated Equity Compensation. For all Designated Equity Compensation, the Committee may authorize one or more of the following forms of equity-based compensation: Common Stock, Restricted Stock, Stock Options and Phantom Stock. If more than one form is authorized, Participating Directors must select from the available choices. The remaining portion of Director's Fees is defined as "Optional Equity Compensation," which may, at the election of the participating Director, unless otherwise specified by the Committee be paid in, (i) Common Stock; (ii) Phantom Stock; and/or (iii) Stock Options.

       Description of the Restated Plan. The aggregate number of shares of Common Stock that may be issued and outstanding pursuant to granting of Common Stock or Restricted Stock or the exercise of Stock Options under the Restated Plan (the "Stock Pool") will not exceed 100,000 shares. The total number of shares of Common Stock that may be granted to a Participating Director under the Restated Plan will not exceed 10,000 shares. Shares of Common Stock which would have been issued pursuant to the exercise of a Stock Option, but are withheld as payment of the Stock Option price and/or tax withholding liability may be added back into the Stock Pool and reissued. Similarly, shares of Restricted Stock which are forfeited may be added back into the Stock Pool and reissued. In the event of any change in the outstanding common shares of First of America as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made to both the terms of the Restated Plan and any awards granted under the Restated Plan which are determined on a per share basis, including, but not limited to, the amount of common shares in the Stock Pool, the Stock Option price and number of common shares associated with any outstanding Stock Options and the number of Phantom Stock units credited to any Deferral Account. No such adjustments will be required by reason of the issuance or sale by First of America of additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock. On ____________, 1997, the closing sales price of Common Stock as reported on the New York Stock Exchange was $_________ per share.

       Purpose and Eligibility. The Restated Plan has the dual purpose of (1) helping First of America attract and retain the services of the highly qualified Participating Directors, upon whose judgment, initiative and efforts the corporation is substantially dependent and providing those persons with equity-based compensation to more closely align their interests with those of First of America and its shareholders, and (2) providing a means for Participating Directors to accumulate savings through deferral of the payment of their Director's Fees and to defer taxation on such fees.
  Consistent with the first objective, the Restated Plan requires payment of a portion of Director's Fees in equity-based compensation. In order to achieve the second objective, the Restated Plan gives the Committee discretion to allow Participating Directors to defer up to 100 percent of all Director's Fees through elections to receive Phantom Stock.

       In general, the Committee may specify all or any portion of Director's Fees as Designated Equity Compensation to be paid in a form of equity-based compensation. All Participating Directors will be required to receive equity-based compensation for that portion of Director's Fees authorized as Designated Equity Compensation and may be eligible to receive Optional Equity Compensation for the remainder of their Director's Fees. Directors on First of America's Board will, however, be required to receive at least 50 percent of Board retainer fees in Designated Equity Compensation. All Participating Directors may be eligible to receive Optional Equity Compensation. As of the date of this Proxy Statement, there are 62 Participating Directors who are paid some type of Director's Fees.

       Designated Equity Compensation and Optional Equity
  Compensation. Once each year the Committee may establish the Designated Equity Compensation for any and all Director's Fees paid by First of America or its subsidiaries and the forms of equity-based compensation which may be elected by Participating Directors for payment of such Designated Equity Compensation. The Designated Equity Compensation for the Board, however, shall be established each year at no less than 50 percent of Board retainer fees. The Designated Equity Compensation determinations and forms of available equity-based compensation approved by the Committee in previous years shall remain in effect unless changed in accordance with the Restated Plan. If authorized by the Committee, Participating
  Directors will choose the desired form or forms of available
  Designated Equity Compensation payable. If a Participating Director fails to make such a choice with respect to all or a portion of his or her Designated Equity Compensation, payment of such amount will be made in Common Stock or an alternative form of payment determined by the Committee. If the Committee does not establish Designated
  Equity Compensation for a type of Director's Fees, the Designated
  Equity Compensation for such fees will be zero, except in the case of Director's Fees for the Board where the Designated Equity Compensation will be 50 percent of Board retainer fees.

      Unless otherwise specified by the Committee, Participating Directors may elect to receive the portion of Director's Fees specified as Optional Equity Compensation in cash, Common Stock, Stock Options, Phantom Stock or any combination of the four. If any form or forms of equity-based compensation are made available to a Participating Director as Optional Equity Compensation, failure to make an election with respect to the desired form or forms will result in payment of Optional Equity Compensation in cash. The Committee presently intends to limit the forms of Optional Equity Compensation for directors serving on boards of First of America subsidiaries to cash or Phantom Stock. Any previous year's limitations on the forms of available Optional Equity Compensation remain in effect unless changed in accordance with the Restated Plan.

       Common Stock. If a Participating Director receives or elects to receive Common Stock as Designated Equity Compensation or Optional Equity Compensation, the appropriate number of shares of Common Stock with a fair market value equal to the amount of applicable Director's Fees payable in Common Stock will be delivered to the Participating Director as soon as practicable after such fees are earned. For purposes of determining amounts of equity-based compensation payable, the fair market value shall mean the average of the high and low prices reported for the market in which the common shares are traded on the date of the grant or, if no trading occurred on that date, on the latest trading date prior to such date.

       Restricted Stock. If a Participating Director receives or elects to receive Restricted Stock as Designated Equity Compensation, First of America will issue to the Participating Director, as fees are earned, the appropriate number of shares of Restricted Stock equal to the number of shares of Common Stock with a fair market value equal to the applicable Director's Fees payable in Restricted Stock. Such shares will be held in escrow by First of America until they vest. The vesting conditions based upon continued service, as determined by the Committee, shall be stated in the agreement for the Restricted Stock award. In no event shall the period for full vesting exceed ten years from the date of the award. Once Restricted Stock vests, the common shares held in escrow shall be transferred to the Participating Director as soon as practicable thereafter. Any Restricted Stock which has not vested as of a restricted stockholder's Separation from Service shall be forfeited, except in the case of a change in control. See "Change in Control" below.

       Stock Options. If a Participating Director receives or elects to receive Stock Options as Designated Equity Compensation or Optional Equity Compensation, First of America will issue to the Participating Director, as fees are earned, the appropriate number of Stock Options (exercisable for one share each) equal to the number of shares of Common Stock with a fair market value equal to the amount of applicable Director's Fees payable in Stock Options times a multiplier which will not exceed 10. The multiplier will be established by the Board based on a reasonable option valuation method such that the value of the Stock Options granted reasonably approximates the value of Director's Fees payable in Stock Options. The price that a Stock Option holder must pay in order to exercise a Stock Option may be stated in terms of a fixed dollar amount, a percentage (not less than 100 percent) of fair market value of Common Stock at the time of the grant or such other method as determined by the Committee in its discretion. In no event shall the Stock Option price be less than the fair market value per share of Common Stock on the date of the Stock Option grant. The Committee, in its discretion, may permit a Stock Option holder to pay all or a portion of the Stock Option price, and/or the tax withholding liability, if applicable, by withholding common shares to be issued under the Stock Option being exercised.

       The period during which a Stock Option may be exercised shall be determined by the Committee at the time of the Stock Option grant and may not extend beyond ten years from the date of the grant. Stock options issued as Designated Equity Compensation under the Restated Plan may vest and become exercisable after a specified period of time, as determined by the Committee at the time of grant. All Stock Options issued as Optional Equity Compensation, however, will be fully vested and immediately exercisable as of the date of their grant. To the extent not previously exercised, each Stock Option will terminate upon the expiration of the Stock Option period specified in the Stock Option agreement provided, however that, subject to the discretion of the Committee, each Stock Option will terminate, if earlier: (i) six months after the Stock Option holder's Separation from Service for any reason other than death, disability, or retirement; or (ii) five years after the date of the Stock Option holder's Separation from Service by reason of death, disability or retirement.

       Phantom Stock. If a Participating Director receives or elects to receive Phantom Stock as Designated Equity Compensation or Optional Equity Compensation, First of America will credit to the Participating Director's Deferral Account, as fees are earned, the appropriate number of Phantom Stock units equal to the number of shares of Common Stock with a fair market value equal to the amount of Director's Fees payable in Phantom Stock. In addition, as actual dividends are paid on Common Stock, the Participating Director's Deferral Account will be credited with additional Phantom Stock as if the same dividends were paid on Phantom Stock and immediately reinvested in Phantom Stock. Dividend credits will be made based on the number of Phantom Stock units credited to a Deferral Account as of the Common Stock dividend record date.

       Administration. The Restated Plan shall generally be administered by the Nominating and Compensation Committee (the "Committee"), although the Committee may delegate its powers or duties to employees of First of America or any of its subsidiaries, provided that such delegation is consistent with maintaining an exemption from the short-swing profit liability provisions of
  Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under the terms of the Restated Plan, the Committee has full power and authority: (1) to interpret the Restated Plan, resolve ambiguities that arise under the Restated Plan and make equitable adjustments for any mistakes or errors made in the administration of the Restated Plan; (2) to determine all questions arising in the administration of the Restated Plan, including the power to determine the rights of Participating Directors and their beneficiaries; (3) to adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of the Restated Plan consistent with its purposes; (4) to enforce the Restated Plan in accordance with its terms and any rules and regulations adopted by the Committee; (5) to determine the period or periods of time during which Stock Options may be exercised or become exercisable, the option price and the duration of such Stock Options, and other matters to be determined by the Committee in connection with specific Stock Option grants and Stock Option agreements as specified under the Restated Plan; (6) to determine the period or periods of time during which the Restricted Stock may vest, and other matters to be determined by the Committee in connection with specific issuances of Restricted Stock and Restricted Stock agreements as provided in the Restated Plan; and
  (7) to do all other acts which in its judgment are necessary or desirable for the proper and effective administration of the Restated Plan. Operation of the Restated Plan is intended to avoid giving rise to any potential short-swing profit liability under
  Section 16 of the Exchange Act.

       Amendment and Termination. The Board may amend the Restated Plan at any time in its sole discretion, provided that: (1) any such amendment will be effective at such date as the Board may determine;
  (2) no amendment shall reduce the value of a Participating Director's Deferral Accounts as of the date the Board adopts the amendment, but an amendment may change the manner in which distributions or earnings or losses on Deferral Accounts are determined; (3) no such action may, without the approval of the shareholders of the corporation, materially increase (other than by reason of a capital stock adjustment) the aggregate number of shares of Common Stock, Option Stock and Restricted Stock in the Stock Pool that may be granted pursuant to the Restated Plan; and (4) no action of the Board or Committee shall alter or impair any Stock Option or Restricted Stock previously granted or awarded under the Restated Plan without the consent of such affected optionee or restricted stockholder. The Board may terminate the Restated Plan at any time; however, no termination shall alter or impair any Stock Option or Restricted Stock previously granted or awarded under the Restated Plan without the consent of such affected optionee or restricted stockholder, nor shall any termination reduce the value of the Participating Director's Deferral Accounts as of the date the Board terminates the Restated Plan.

       Nontransferability; Dividend and Voting Rights; Withholding. Shares of Common Stock issuable under the Restated Plan are freely transferable. Phantom Stock is only transferable by will or the laws of descent and distribution. Stock Options granted may only be transferred by will, the laws of descent and distribution, or, at the discretion of the Committee, by direct gift to a family member, or gift to a family trust or family partnership. The transfer of Restricted Stock is prohibited, except as required by law, until the shares vest. Any prohibited transfer of Restricted Stock will be void and of no effect. Notwithstanding the restrictions on transferability, a beneficiary or beneficiaries may be designated under the Restated Plan to receive all or part of a Participating Director's Deferral Account distribution, any unexercised Stock Options and/or any unvested shares of Restricted Stock held in escrow upon the Participating Director's death.

       Holders of Stock Options shall have no dividend rights or voting rights until the Stock Options have been exercised. Participating Directors with Phantom Stock balances in Deferral Accounts have no voting rights and no formal dividend rights, but will receive Deferral Account credits in amounts equal to dividend payments as dividends are paid on Common Stock. Holders of Common Stock and Restricted Stock shall have all associated dividend rights and voting rights immediately following their grants.

       The Restated Plan provides that upon the exercise of Stock Options, the option holder shall pay to First of America its tax withholding liability, if any, in cash, by withholding shares being issued pursuant to exercise of the Stock Options or in such other form acceptable to the Committee. The Restated Plan makes no provision for payment of tax withholding liability for Common Stock, Restricted Stock or Phantom Stock. Currently, First of America is not required to withhold any amounts for any compensation or payments under the Restated Plan.

       Change in Control. Unless otherwise approved by the Committee and specified in the Stock Option agreement, in the event of a change in control of the corporation or a liquidation or dissolution of the corporation, on the effective date of such change in control, all Stock Options shall be cancelled and in lieu of further rights under the Stock Options, Stock Option holders shall receive from First of America, in cash, the difference between the fair market value of a share of Common Stock and the Stock Option price. This right is referred to in the Restated Plan as a limited stock appreciation right. For the purposes of this provision only, the fair market value shall mean the average between the highest and lowest quoted price per share for sales made and reported on the New York Stock Exchange, or on a sales or quotation system maintained by the National Association of Securities Dealers, or such other national stock exchange on which the common shares of First of America may then be listed and which constitutes the principal market for such common shares on the latest trading date for which sales or quotations are reported prior to such effective date or, if greater, the price or value received by shareholders for a share of Common Stock with respect to the largest number of common shares, the ownership of which is transferred in conjunction with such change in control, liquidation or dissolution of First of America. Notwithstanding the foregoing, upon a change in control, the Board is required to receive an opinion from the independent auditors of the surviving company that the rights granted by this provision will not prevent the transaction from being accounted for as a pooling of interests. If the Board does not receive the required opinion, it may nullify the provision. In such case, upon the change in control, all previously vested Stock Options would continue to be exercisable and all unvested Stock Options would become immediately and fully exercisable until their expiration.

       With respect to Restricted Stock, unless otherwise approved by the Committee and specified in the Restricted Stock agreement, all outstanding shares of Restricted Stock shall become immediately and fully vested upon a change in control of the corporation. In the case of Phantom Stock, the Committee is obligated to make appropriate arrangements with the corporation's successor to ensure distribution of all Deferral Accounts in accordance with the Restated Plan. Participating Directors may, however, subject to approval by the Committee, make an election prior to a change in control requesting an alternative distribution schedule in the event of a change in control, including, but not limited to, payment in cash of all Deferral Account balances as of the date of the change in control.

       For purposes of the Restated Plan, a change in control of First of America shall have occurred:

       (i) on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than First of America or any of its wholly-owned subsidiaries), to acquire voting stock of First of America if:

           (1)   after giving effect to such offer such
           corporation, person, or other entity or group would own 25 percent or more of the voting stock of First of America;

           (2) there shall have been filed documents with the Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

           (3) such corporation, person, or other entity or group has secured all required regulatory approvals to own or control 25 percent or more of the voting stock of First of America;

           (ii) if the shareholders of First of America approve a definitive agreement to merge or consolidate First of America with or into another corporation in a transaction in which neither First of America nor any of its wholly-owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of First of America's assets to any corporation, person, other entity or group (other than First of America or any of its wholly-owned subsidiaries), and such definitive agreement is consummated;

           (iii) if any corporation, person, or other entity or group (other than First of America or any of its wholly-owned subsidiaries) becomes the beneficial owner (as defined in First of America's Articles of Incorporation) of stock representing 25 percent or more of the voting stock of First of America; or

           (iv) if during any period of two consecutive years continuing directors cease to comprise a majority of First of America's Board of Directors.


  Certain Federal Income Tax Consequences

       The following summary generally describes the principal federal (but not state and local) income tax consequences of compensation under the Restated Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular individual or to First of America. The provisions of the Internal Revenue Code of 1986, as amended (the "Code") and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

       THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW IS INCLUDED FOR INFORMATIONAL PURPOSES ONLY. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING OR PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH DIRECTOR IN THE RESTATED PLAN SHOULD CONSULT HIS OR HER TAX ADVISOR REGARDING SPECIFIC TAX CONSEQUENCES INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL TAX LAWS.

       Common Stock. Payment of Director's Fees in Common Stock will constitute taxable ordinary income to the Participating Director at the time it is earned. In the same year it is earned, First of America will be entitled to a deduction in an amount equal to the income taxable to the Participating Director.

       Restricted Stock. Unless otherwise elected by the Participating Director pursuant to Section 83(b) of the Code, Restricted Stock awards will not result in taxable income to the Participating Director or a tax deduction to First of America for federal income tax purposes at the time of grant. Once Restricted Stock vests, as described above, the fair market value of the Common Stock on the date earned will be included in the recipient's ordinary income as compensation, except where the recipient previously elected to include in his or her ordinary income as compensation, the fair market value of the Common Stock at the time the Restricted Stock was awarded. First of America will be entitled to a corresponding income tax deduction at the time it becomes taxable to the Participating Director.

       Dividends paid on unvested Restricted Stock will generally be treated as compensation income by the Participating Director and deductible by First of America. Where a Participating Director has elected to include in gross income the fair market value of the Restricted Stock at the time of grant pursuant to Section 83(b) of the Code, however, dividends paid on unvested Restricted Stock will be treated as dividend income, rather than compensation income, and will not be deductible by First of America.

       Stock Options. For Stock Options, the difference between the market value of Common Stock on the date of exercise and the Stock Option price will constitute taxable ordinary income to the Stock Option holder on the date of exercise. First of America will be entitled to a deduction in the same year in an amount equal to the income taxable to the Stock Option holder. The Stock Option holder's basis will equal the market value of Common Stock on the date of exercise. The gain or loss on any subsequent disposition of such Common Stock by the Stock Option holder will be taxed as a capital gain or loss to the Stock Option holder, and will be long-term capital gain or loss if the Stock Option holder has held such Common Stock for more than one year at the time of sale.

       Phantom Stock. Phantom Stock Deferral Account credits made pursuant to the Restated Plan are intended to be treated as deferred compensation subject to deferred taxation. As such, any Phantom Stock or other deferred compensation payable under the Restated Plan shall not be deemed compensation and shall not be included in a Participating Director's taxable income nor deductible by First of America under federal or state law until actually received by the Participating Director. In order to ensure that Phantom Stock or other deferred compensation payable under the Restated Plan is not deemed received until it is distributed, the Committee may restrict the timing of Participating Directors' elections to receive Phantom Stock beyond that generally provided under the Restated Plan. Any other rights, powers, privileges or duties in connection with the establishment and administration of Deferral Accounts under the Restated Plan shall not be effective if and to the extent that the same, if effective, would result in the compensation deferred under the Restated Plan being subject to taxation before actual receipt by the Participating Director. Accordingly, all provisions of the Restated Plan relating to the Deferral Accounts shall be subordinate to this requirement and any interpretations to be given to the Restated Plan shall be made in such a manner as to carry out this intention.

       Limited Stock Appreciation Rights. A Stock Option holder who receives a limited stock appreciation right related to a Stock Option will not recognize income and First of America will not be allowed a deduction at the time the Stock Options, including such limited stock appreciation rights, are granted. The amount of cash received upon payment of stock appreciation in the event of a change in control of the corporation will be ordinary income to the Stock Option holder and will be deductible by First of America for federal income tax purposes.

       Withholding. Each Participating Director is compensated as a self-employed individual, rather than an employee of First of America. First of America is not currently required by federal law to withhold any amounts from compensation that is paid to self-employed individuals.

       Other Change in Control Taxation Issues. Upon a change in control, the Restated Plan provides that vesting of Restricted Stock and Stock Options shall be accelerated, and allows for the accelerated payment of Phantom Stock Deferral Accounts. Pursuant to
  Section 280G of the Code, a portion of such Restricted Stock, Stock Options and Phantom Stock Deferral Accounts may be classified as a parachute payment. If parachute payments exceed 299 percent of a Participating Director's base amount which is generally the Participating Director's average total taxable compensation paid by the corporation in the preceding five calendar years, then the amount by which such portion exceeds the base amount is considered an excess parachute payment. Excess parachute payments are not deductible by the corporation and are subject to a 20 percent excise tax on the Participating Director.

       This Proposal (3) will be voted on by the holders of First of America Common Stock entitled to vote at the Annual Meeting, and the affirmative vote of a majority of the outstanding shares of First of America's Common Stock is required for its approval.


  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF
  THE PLAN.


                       (4) SELECTION OF AUDITORS

       Upon the recommendation of the Audit Committee (which consisted of the following outside Directors: Mr. Hetzler, Chairman, Messrs. Barfield, Goldberg, Greenwalt, Smith, Wolpin, and Ms. Mertz), the Board of Directors has selected the accounting firm of KPMG Peat Marwick LLP as the principal independent auditors for First of America for the current fiscal year. This selection is subject to ratification by the vote of a majority of the common shares voting at the Annual Meeting. Ratification of the selection of auditors is being submitted to the shareholders of First of America because the Board of Directors believes it is an important corporate decision in which shareholders should participate. KPMG Peat Marwick LLP is a well-known firm of independent auditors and has been auditing and certifying financial statements of banks and bank holding companies for many years. KPMG Peat Marwick LLP has been performing services of an accounting and auditing nature for First of America since its organization in 1971. First of America has been informed that neither the firm nor any of its partners has any financial interest, direct or indirect, in First of America or in the securities of First of America or its affiliated banks or companies, and that no partner of the firm was connected with First of America or its affiliates as promoter, underwriter, voting trustee, director, officer or employee. If the selection is rejected, or if KPMG Peat Marwick LLP shall decline to act, resign or otherwise become incapable of acting, or if their employment is otherwise discontinued, the Board of Directors will select other auditors for the period remaining until the 1998 Annual Meeting of Shareholders when selection of auditors shall again be subject to ratification by the shareholders.

       Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.


                           OTHER MATTERS

       Management does not know of any matters to be presented at the Annual Meeting other than those described above. However, if any other matters properly come before the meeting or any adjournment thereof, the holders of the proxies are authorized to vote thereon at their discretion.

  Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires First of America's directors and certain officers, and persons who own more than ten percent of a registered class of First of America's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of First of America Common Stock and other equity securities of First of America. These officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish First of America with copies of these reports.

       To First of America's knowledge, based solely on review of the copies of such reports furnished to First of America and written representations that no other reports were required, during the fiscal year ended December 31, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that one report relating to one transaction was not timely filed on behalf of Ms. Mertz and one report relating to one transaction was not timely filed on behalf of Mr. Walter Wolpin. These inadvertent discrepancies were corrected promptly upon being brought to their attention.

                     ADDITIONAL INFORMATION

       First of America files an annual report with the SEC on Form
  10-K. A copy of the Form 10-K report for the year ended December 31, 1996 is available without charge on written request of any person, including any beneficial owner, to whom this Proxy Statement is addressed from Richard V. Washburn, Secretary, First of America
  Bank Corporation, 211 South Rose Street, Kalamazoo, Michigan  49007.


                         SHAREHOLDER PROPOSALS

       Shareholder proposals must be received by First of America no later than November __, 1997, for possible inclusion in the proxy materials relating to the next annual meeting.


                                By Order of the Board of Directors,





                                Richard V. Washburn
                                Senior Vice President and Secretary